News Release
February 18, 2024
SSR MINING PROVIDES UPDATE ON LATEST DEVELOPMENTS
FOLLOWING RECENT INCIDENT AT ÇÖPLER
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) provides an update on ongoing rescue efforts at the Çöpler mine in Türkiye.
Search and rescue efforts to locate nine missing workers following the February 13, 2024 incident at the Çöpler mine continue. Our thoughts continue to be with the families of the missing workers and the Çöpler community during this incredibly difficult time. We will continue to support the authorities on the ground in Türkiye in their search and rescue efforts. A new waiting and information point has been established within the mine area for the families of the missing workers.
We acknowledge that several of our team members are facing charges in relation to the recent incident, and we are ensuring they receive the necessary support while respecting the legal process.
SSR Mining has also been notified that the Çöpler environmental permit has been revoked, and the operation will remain suspended until further notice. Planning for near-term remediation efforts has begun at the direction of Ministry Officials, with an initial focus on removing heap leach material from the Sabirli valley and relocating it to a permanent storage location. SSR Mining is also deploying third party contractor resources to support the recovery and remediation efforts.
Since the February 13 incident, the Turkish Ministry of the Environment, Urbanization and Climate Change has been regularly monitoring the surface water, groundwater, soil, and air quality in the region. To date, the Ministry has reported that all results have been negative with respect to potential contamination in the locations being monitored.

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Cautionary Note Regarding Forward-Looking Information and Statements
Certain statements contained in this news release constitute forward-looking information within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.
Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. You should not place undue reliance on forward-looking information. Forward-looking information are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events.
About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX, and SSR on the ASX.
SSR Mining Contacts:
SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046
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